EXHIBIT 10.16

                                  AGREEMENT


      This Agreement is between THE MERCHANTS BANK, a Vermont banking corporation with a principal place of business in Burlington, Vermont (the "Bank") and DUDLEY H. DAVIS, of Burlington, Vermont ("Davis") and is effective as of the date specified on the execution page of this Agreement (the "Effective Date").

                                 Background
                                 ----------

      1. The Bank and Davis are parties to a Salary Continuation Agreement dated June 1, 1989 (the "Salary Continuation Agreement").

      2. The Bank desires to amend the Salary Continuation Agreement and the benefits payable thereunder, and Davis is willing to agree to such amendments.

      3. Davis has or may have claims on account of the Bank's administration of its so-called 401(k) Plan, particularly with respect to the timing of distributions made by the Bank to Davis thereunder, and the Bank and Davis desire forever to resolve and settle any such claims.

                        N O W ,  T H E R E F O R E ,

      In consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereby agree as follows:

      Section 1. Bank to Establish Trust. The Bank shall establish, on the Effective Date, and thereafter shall maintain in accordance with this
Agreement: (a) a so-called rabbi trust in the form attached hereto as Exhibit "A" (the "Variable Trust"); and (b) a second so-called rabbi trust in the form attached hereto as Exhibit "B" (the "Fixed Trust"); the Variable Trust and the Fixed Trust are collectively sometimes referred to in this Agreement as the "Trusts". The Bank shall contribute to the Variable Trust, on the Effective Date, the sum of $700,000, and shall contribute to the Fixed Trust, on the Effective Date, the sum of $200,000.

      Section 2. Bookkeeping Account. The Bank shall establish and maintain a bookkeeping account (the "Variable Account"), and not less frequently than the end of each calendar year shall credit (or debit) to such Variable Account, that amount which causes the balance in such Variable Account to equal precisely the balance in the Variable Trust established and maintained under and pursuant to this Agreement and referred to in Section 1, above; provided, however, that to the extent the balance in the Variable Trust has been reduced as a result of any withdrawals from the Variable Trust for any purpose other than a payment to or for the benefit of Davis or his designated beneficiary, the amount credited to such Variable Account shall be adjusted to take into account both such withdrawal(s) and the earnings (or losses) that would have been credited to such bookkeeping account if such withdrawal(s) had not occurred; and provided, further, that to the extent the Bank makes payments of amounts due under this Agreement directly to Davis or his beneficiary, or causes them to be made, from sources other than the Variable Trust, corresponding adjustments also shall be made to the Variable Account.

      Section 3.  Nature of Accounts.

      (a) Except as provided in the Trusts: all amounts credited to or held in the Trusts shall remain the sole property of the Bank and shall be usable by it as a part of its general funds for any legal purpose whatever; the bookkeeping account referred to herein shall exist only for the purpose of facilitating the computation of payments hereunder; nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust or escrow of any kind, or a fiduciary relationship between the Bank and Davis or his designated beneficiary or any other person; and to the extent that any person acquires a right to receive payments from the Bank under this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Bank.

      (b) It is the intention of all parties that Davis' rights under this Agreement be unfunded for purposes of the Internal Revenue Code of 1986, as amended, and Title I of the Employee Retirement Income Security Act of 1974, as amended.

      Section 4. Variable Trust Investments. The Bank has provided to Davis a copy of a letter of instructions of even date that the Bank has given to the Trustee under the Variable Trust. Pursuant to its sole authority to direct the manner in which the Variable Trust assets will be invested, the Bank has instructed that the assets be invested as provided in that letter. The Bank agrees that it will not change the investment instructions without Davis' prior written approval, which Davis agrees not to unreasonably withhold.

      Section 5. Distribution of Shares of Merchants Bancshares, Inc. On January 2, 1997 and on January 2, 1998, the Bank shall distribute or cause to be distributed to Davis: (i) 7,079.5 shares of Merchants Bancshares, Inc. (an aggregate of 14,159 shares); plus (ii) all dividends, distributions or other consideration paid on, on account of, or in exchange for such shares prior to their distribution as herein provided, however, if Davis dies before he has received all of such payments and distributions, the Bank shall pay and distribute to Davis' designated beneficiary, not later than 90 days after the date of his death, the entire amount remaining for payment and distribution pursuant to the foregoing subsections (i) and (ii). Notwithstanding the provisions of the immediately-preceding sentence: (y) in the event of a merger, consolidation or reorganization of Merchants Bancshares, Inc., the Bank shall be obligated to distribute, in lieu of the shares of Merchants Bancshares, Inc. referred to above, such shares or other property as shall have been exchanged for said Merchants Bancshares, Inc. stock, or into which said Merchants Bancshares, Inc. shares shall have been converted pursuant to such merger, consolidation or reorganization; and (z) in the event of a Change of Control (as defined below), the Bank shall have the option, to be exercised (if at all) not earlier than sixty days prior to such Change of Control nor later than sixty days thereafter, and to be effective not earlier than the time when such Change of Control occurs nor later than one hundred eighty days thereafter, to provide that in lieu of any obligation thereafter to distribute shares of Merchants Bancshares, Inc., the Bank thereafter shall be required to pay or distribute to Davis, in cash or in securities, a variable amount that equals the value from time to time of the balance posted to the bookkeeping account maintained for Davis in the Fixed Trust referred to in Section 3, above, provided, however, that to the extent the balance posted to the credit of Davis in the Fixed Trust has been reduced as a result of any withdrawals from the Fixed Trust for any purpose other than a payment to or for the benefit of Davis or Davis' designated beneficiary (see Section 8, below), the amount to be paid or distributed to Davis shall be adjusted to take into account both such withdrawal(s) and the earnings (or losses) that would have been credited to Davis' account under the Fixed Trust if such withdrawal(s) had not occurred.

      A "Change of Control" shall occur upon the earliest of the following:

      (A) any "person," as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934 (a "Person"), becomes a "beneficial owner," as such term is used in Rule 13D-3 promulgated under such Act (an "Owner") of twenty-five percent (25%) or more of the Voting Stock, as defined below, of Merchants Bancshares, Inc.; or

      (B) the majority of the Board of Merchants Bancshares, Inc. consists of individuals other than the Incumbent Directors;

      (C) Merchants Bancshares, Inc., or the Bank, adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

      (D) all or substantially all of the business of Merchants Bancshares, Inc. is disposed of pursuant to a merger, consolidation, or other transaction in which Merchants Bancshares, Inc. is not the surviving corporation or is substantially or completely liquidated (unless the shareholders of Merchants Bancshares, Inc. immediately prior to such merger, consolidation, or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of Merchants Bancshares, Inc., all of the Voting Stock, or correlative ownership interests, of the entity or entities, if any, that succeed to the business of Merchants Bancshares, Inc.); or

      (E) Merchants Bancshares, Inc. combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of Merchants Bancshares, Inc. immediately prior to the combination (other than shareholders who, immediately prior to the combination, were "affiliates" of such other company, as such term is defined in the rules of the Securities and Exchange Commission) do not beneficially own, directly or indirectly, fifty percent (50%) or more of the Voting Stock of the combined company; or

      (F) Merchants Bancshares, Inc. transfers to any Person or Persons not controlled by Merchants Bancshares, Inc.: (1) fifty percent (50%) of the Voting Stock of the Bank; or (2) forty percent
           (40%) or more of the assets of the Bank.

      Notwithstanding the occurrence of any of the events described in clauses (A), (D) or (E), above, no "Change of Control" shall be deemed to have occurred if:

      (1) immediately following such event, members of the Board or employees of Merchants Bancshares, Inc. and its subsidiaries who file or are required to file (or immediately prior to such event, filed or were required to file) reports under Section 16(a) of the 1934 Act) are beneficial owners, directly or indirectly, of twenty-five percent (25%) or more of the Voting Stock of Merchants Bancshares, Inc. or its successor, as the case may be; or

      (2) such Change of Control event occurs as a result of a proposal initiated by the Board of Merchants Bancshares, Inc. (and not as a result of prior actions taken by the Person or Persons effecting the Change of Control), and if at the time of making the proposal, the Board of Directors notifies the Fixed Growth Plan Participants that any such Change of Control event resulting from the proposal shall not constitute a Change of Control. For this purpose, a Change of Control event shall be considered to result from a proposal if the event occurs because of the acquisition of stock or assets of Merchants Bancshares, Inc., directly or indirectly, by Persons, or a group of some of whose members are Persons, identified in the written notice described above.

      "Incumbent Director(s)" shall mean the members of the Board of Merchants Bancshares, Inc. on the date of this Amended Plan, provided that any person becoming a director subsequent to the date of this Amended Plan whose election or nomination for election was approved by two-thirds (but in no event less than two) of the directors who at the time of such election or nomination comprise the Incumbent Directors shall be considered to be an Incumbent Director.

      "Voting Stock" of any corporation shall mean the capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect directors of such corporation.

      Section 6.  Distributions Relating to Variable Account.

      (a) On or promptly following January 2, 1999 and each January 2 thereafter through and including January 2, 2008, the Bank shall distribute or cause to be distributed to Davis or his designated beneficiary a fraction of the value of the Variable Account as of the last business day of the immediately-preceding calendar year, as such value is determined in good faith by the Bank, where the fraction has (a) a numerator of 1; and (b) a denominator equal to ten (10) minus the aggregate number of distributions previously made to Davis or his designated beneficiary pursuant to this subsection 6(a). All such valuations in each case shall include all credits (or debits) required to be made pursuant to Section 2 of this Agreement. Distributions may be made in cash or in the form of securities held by the Trust (distributed securities shall be valued at their fair market value as of the date of distribution as reasonably determined by the Bank).

      (b) Notwithstanding the provisions of subsection 6(a), above, if Davis dies before he has received all of the payments referred to above, the Bank shall pay to Davis' designated beneficiary, not later than ninety (90) days after the date of his death, a lump sum in an amount equal to the value of the Account as of the date of his death.

      (c) Notwithstanding the provisions of subsection 6(a) and 6(b), above, Davis may request, and the Bank may approve, a distribution due to hardship by submitting a written request to the Board of Directors of the Bank, accompanied by evidence to demonstrate that the circumstances being experienced qualify as a hardship. If a hardship is found by the Bank, the distribution shall be limited to an amount sufficient to meet the hardship.

      (d) For purposes of subsection 6(c), "hardship" means a severe financial hardship to Davis resulting from a sudden and unexpected illness or accident of Davis or a dependent of Davis, loss of Davis' property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of Davis. The circumstances that will constitute a hardship will depend on the facts of each case.

           However, in no event shall payment be made if such purported hardship is or may be relieved:

           (i) through reimbursement or compensation by insurance or otherwise; or

           (ii) by liquidation of Davis' assets, to the extent that such liquidation would not itself cause severe financial hardship.

           In no case shall the need to send a child to college or the desire to purchase a home be considered a hardship.

      Section 7. No Reductions. The amounts to be paid to Davis hereunder, and the dates on which such payments shall be due, shall under no circumstances and in no event be subject to reduction, curtailment or deferral.

      Section 8. Beneficiary Designation. Davis may designate one or more beneficiaries to receive, in the event of his death, all amounts which are then and thereafter payable under this Agreement. Such designation and any subsequent changes thereto shall be made in writing and filed with the Treasurer of the Bank. In the event of Davis' death prior to receipt of the total amount due to him hereunder and without a then-effective beneficiary designation, the balance shall be paid to Davis' spouse, if then living, and otherwise to his estate.

      Section 9. Nontransferability. No right to payment under this Agreement shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right to payment shall, in any manner, be liable for or subject to the debts, contracts, liabilities or torts of the person entitled thereto. If, at the time when payments are to be made hereunder, Davis or any beneficiary is indebted to the Bank, then any payments remaining to be made hereunder may, at the discretion of the Bank, be reduced by the amount of such indebtedness. An election by the Bank not to reduce such payments shall not constitute a waiver of its claim for such indebtedness.

      Section 10. Full Release. The provisions of this Agreement are in full and final satisfaction of any and all claims which Davis has or may have against the Bank under or on account of the Salary Continuation Agreement and/or under on account of any act or omission of the Bank or any of its affiliates or their respective officers, directors or employees to the date of this Agreement with respect to its so-called 401(k) Plan and the untimely payment of amounts due to Davis thereunder.

      Section 11. Successors and Assigns. This Plan shall be binding upon and inure to the benefit of the Bank, its successors and assigns, and Davis and his heirs, executors, administrators and legal representatives.

      Section 12. Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Vermont, without giving effect to such jurisdiction's principles of conflict of laws.

      IN WITNESS WHEREOF, the Bank and Davis have executed this Agreement as of the 20th day of December, 1995.

                                       THE MERCHANTS BANK

/s/ Dudley H. Davis                    By: /s/ Joseph L. Boutin
------------------------------         -------------------------------
Dudley H. Davis                            Its President and
                                           Chief Executive Officer